EX-99(s)(2)

POWER OF ATTORNEY

The undersigned Trustee of EGA Frontier Diversified Core Fund (the “Trust”) hereby appoints Robert C. Holderith and Susan M. Ciccarone (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

The undersigned Trustee hereby executes this Power of Attorney as of this 16th day of September, 2013.

Name	Title

/s/ Jeffrey D. Haroldson	Trustee
Jeffrey D. Haroldson